Exhibit 21

                Subsidiaries of Hilb, Rogal and Hamilton Company

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                                                                                          State/Province of
        Name of Subsidiary                                                                  Incorporation
        ------------------                                                                  -------------
HRH Financial Institutions Group, Inc.                                                       Pennsylvania

HRH Insurance Services of the Coachella Valley, Inc. (2 locations)                           California

HRH Insurance Services of Central California, Inc. (3 locations)                             California

HRH of Connecticut (3 locations)                                                             Connecticut

HRH of Northern California Insurance Services, Inc. (5 locations)                            California

Hilb, Rogal and Hamilton Company of Alabama, Inc. (4 locations)                              Alabama

Hilb, Rogal and Hamilton Company of Arizona (4 locations)                                    Arizona

Hilb, Rogal and Hamilton Company of Atlanta, Inc.                                            Georgia

Hilb, Rogal and Hamilton Company of Baltimore                                                Maryland

Hilb, Rogal and Hamilton Company of Denver                                                   Colorado

Hilb, Rogal and Hamilton Company of the District of Columbia                                 Delaware

Hilb, Rogal and Hamilton Company of Fort Myers                                               Florida

Hilb, Rogal and Hamilton Company of Gainesville, Florida, Inc.                               Florida

Hilb, Rogal and Hamilton Company of Gainesville, Georgia                                     Georgia

Hilb, Rogal and Hamilton Company of Grand Rapids                                             Michigan

Hilb, Rogal and Hamilton Company of Oklahoma                                                 Oklahoma

Hilb, Rogal and Hamilton Company of Orlando                                                  Florida

Hilb, Rogal and Hamilton Company of Pittsburgh, Inc.(3 locations)                            Pennsylvania

Hilb, Rogal and Hamilton Company of Port Huron (2 locations)                                 Michigan

Hilb, Rogal and Hamilton Company of the Quad Cities (2 locations)                            Illinois

Hilb, Rogal and Hamilton Company of St. Simons Island                                        Georgia

Hilb, Rogal and Hamilton Company of Savannah, Inc.                                           Georgia

Hilb, Rogal and Hamilton Company of Tampa Bay, Inc.                                          Florida

Hilb, Rogal and Hamilton Company of Texas (8 locations)                                      Texas

Hilb, Rogal and Hamilton Company of Virginia (2 locations)                                   Virginia

Hilb, Rogal and Hamilton Realty Company                                                      Delaware

Hilb, Rogal and Hamilton Resource Group, Ltd.                                                Virginia

Hunt Insurance Group, Inc.                                                                   Florida

Professional Practice Insurance Brokers, Inc. (3 locations)                                  California

S. H. Gow & Company, Inc. (3 locations)                                                      Delaware

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Each of the above subsidiaries is 100% owned by the registrant.